Exhibit 4.12

Canadian License Amendment

AMENDMENT TO LICENSE, DEVELOPMENT AND SUPPLY AGREEMENT

THIS AMENDMENT AGREEMENT effective as of December 9, 2005 is made by and between PREMD INC. (previously known as IMI International Medical Innovations Inc.), a corporation incorporated under the laws of Canada, and having its principal place of business at Suite 615, 4211 Yonge Street, Toronto, Ontario, M2P 2A9, Canada (hereinafter referred to as “PreMD”) and McNEIL PDI Inc., a corporation incorporated under the laws of Canada, with and having its principal place of business at 768 Hebert Street, Desbiens, Quebec, Canada (acting through its McNEIL Consumer Healthcare division) (hereinafter referred to as “McNEIL”). McNEIL and PreMD may also be referred to as“Parties.”

Whereas:
A. The Parties are parties to a License, Development And Supply Agreement dated as of May 9, 2002, as amended by agreement dated December 20, 2002 (the “Agreement”);
B.  The Parties wish to waive certain rights and obligations they may have pursuant to certain provisions contained in the Agreement and to amend the provisions of the Agreement, in each case as specifically contemplated herein;
C. The Parties are parties to a License, Development and Supply Agreement dated as of May 28, 2004 (the “International Agreement”); and
D. Capitalized terms used herein which are not otherwise defined shall have their respective meanings ascribed thereto in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
Sales Minimums
Professional Product
1.
PreMD hereby waives any rights which it may have pursuant to section 17.4.1 of the Agreement as a result of McNeil’s not having the amount of Net Sales of Licensed Products as contemplated thereunder provided that:

a.	The provisions of section 17.4.1(i) shall be deleted;
b.
The provisions of section 17.4.1(ii) shall be deemed to be amended by deleting the phrase “in any subsequent calendar year commencing after the first anniversary of the Effective Date” and replacing it with “in any calendar year commencing on and after 2005” and adding the following phrase at the end of section 17.4.1(ii): “subject to the provisions of section 17.4.5”;

Consumer Product
2.
PreMD hereby waives any rights which it may have pursuant to section 17.4.2 of the Agreement as a result of McNeil’s not having the amount of Net Sales of Licensed Products as contemplated thereunder provided that:

a.	The provisions of section 17.4.2(i) shall be deleted and replaced with the following:
“i)
    by the end of the calendar year in which a Licensed Product is cleared for sale in Canada as a Consumer Product and when PreMD has made such product available for sale to McNeil that meet the Consumer Product Specifications agreed to by the Parties as defined in paragraph 2 c. hereto and PreMD has given McNeil notice in writing that all of the aforesaid conditions have been satisfied (the “Availability Date”), MCNEIL has not had Net Sales of such Consumer Products in an amount equal to at least the amount which results when *****; provided however, that the minimum Net Sales obligation set forth in this Section 17.4.2 (i) shall not apply *****”

b.	The provisions of section 17.4.2(ii) shall be deemed to be amended by:
i.	Deleting “first anniversary of the Effective date” and replacing it with “Availability Date”); and
ii.	adding the following phrase at the end thereof: “subject to the provisions of section 17.4.5”;
c. The Parties acknowledge that as of the effective date of this Amendment, the Parties have not established and agreed upon specifications for the Consumer Product for sale in the Consumer and Nutritional Fields. The Parties agree to use reasonable efforts to mutually agree upon such specifications for the Consumer Product in writing. After such specifications have been mutually agreed upon by the parties, such specifications will be attached hereto as Appendix A and made a part hereof (hereinafter referred to as the “Consumer Product Specifications”).

Nutraceutical Field
3.
PreMD hereby waives any rights which it may have pursuant to section 17.4.3 of the Agreement as a result of McNeil’s not having the amount of Net Sales of Licensed Products as contemplated thereunder provided that:

a.	The provisions of section 17.4.3(i) shall be deleted and replaced with the following:
“i)
    by the end of the calendar year in which a Licensed Product is cleared for sale in Canada as a Consumer Product and when PreMD has made such product available for sale to McNeil that meet the Consumer Product Specifications agreed to by the Parties and PreMD has given McNeil notice in writing that all of the aforesaid conditions have been satisfied (the “Availability Date”), MCNEIL has not had Net Sales of Licensed Products in the Nutraceutical Field in an amount equal to at least the amount which results ***** provided, however that the minimum Net Sales obligation set forth in this Section 17.4.3 (i) shall not apply *****

b.	The provisions of section 17.4.3(ii) shall be deemed to be amended by:
i.	Deleting “first anniversary of the Effective Date” and replacing it with “Availability Date”); and
ii.	adding the following phrase at the end thereof: “subject to the provisions of section 17.4.5”;

Laboratory Field
4.
PreMD hereby waives any rights which it may have pursuant to section 17.4.4 of the Agreement as a result of McNeil’s not having the amount of Net Sales of Licensed Products as contemplated thereunder provided that:

a.	The provisions of section 17.4.4(i) shall be deleted and replaced with the following:
“i)  in any year (and in succeeding years) after the earlier of:
1.	the first commercial sale of the Tape Test (as defined in the International Agreement) in the Laboratory Field , and
2.
the date the Tape Test is cleared for sale in Canada and when product is available for sale to McNeil that meets the specifications set out on Appendix I to the International Agreement in respect of such Tape Test

(the earlier of such times being herein referred to as the “Commencement Date”) McNeil has not had Net Sales of at least ***** related to any Licensed Product in the Laboratory Field in the Territory, including at least ***** in Net Sales in Canada relating to the Laboratory Field (or, in the case of the first partial calendar year after the Commencement Date, at least the amount which results when both such foregoing dollar amounts ***** after the Commencement Date); provided however, that such minimum Net Sales obligation shall not apply *****.
5.	The Agreement shall be amended by adding the following as a new section 17.4.5 thereto:
“Notwithstanding the foregoing provisions of section 17.4. if MCNEIL’s minimum Net Sales in a Field do not exceed the minimums outlined above, MCNEIL has the right ***** in respect of each Field unless otherwise extended by the mutual consent of the parties, to make a payment to PreMD equivalent to ***** to maintain its rights hereunder in respect ***** shall only be exercisable within the *****. Such conversion shall become effective at the end of such thirty (30) day period, unless during such thirty (30) day period *****.

6.
The parties acknowledge and agree that nothing contained herein shall affect the entitlement of PreMD to receive the amount by which the Minimum Administration Charge exceeds the Administration Charge for such year.

*****

7.
The provisions of section 8.5 of the Agreement (other than the first sentence thereof) shall not apply in respect of the Product in circumstances where the Product is *****, the specifications of which are identified in Appendix “A” hereto. ***** For example, if the initial *****, and development work results in a *****.

8.
Notwithstanding the provisions of section 7 of this amending agreement, in the event that the specifications for the ***** (a) change from those identified on Appendix A ***** solely by PreMD, its affiliates and/or its subcontractors, then PreMD may deem the provisions of section 8.5 of the Agreement to be ***** the purposes of such Products. For example, if subsequent development efforts are required that *****, then the going forward *****

a)	*****;
b)	*****; and
c)	*****.

9.
PreMD agrees to use commercially reasonable efforts, which for purposes of clarity may, at a minimum, include the need to expend funds or make payments (other than PreMD’s attorneys fees and any other PreMD’s out-of-pocket expenses in connection with the negotiations thereof) of ***** to renegotiate the development agreement with ***** (such agreement, as amended from time to time, being herein referred to as the ***** to further define the rights of PreMD in Collaboration IP (as defined in the ***** in the event that intellectual property is created during development work in order to provide that PreMD will be granted a worldwide, irrevocable, royalty-free, non-exclusive license, with the right to grant a sublicense, to use and sell Design Elements (as defined in the *****. It is acknowledged that there is a similar obligation to make the ***** and certain other payments to ***** pursuant to an amendment to the International Agreement dated the date hereof. For greater certainty, ***** contemplated in such amendment to the International Agreement, without duplication.

9.1
In the event that the amount of payment required to obtain the rights set forth in this Paragraph exceeds the amount of the ***** (other than attorneys fees and any other out-of-pocket expenses in connection with the negotiations thereof) *****.

9.2
In the event that the amount of payment required to obtain the rights set forth in this Paragraph exceeds a total of ***** shall be equally responsible for any additional payment ***** in an amount of ***** (other than attorneys fees and any other out-of-pocket expenses in connection with the negotiations thereof) in excess of the sum of *****.

9.3
In the event that the amount of payment required to obtain the rights set forth in this Paragraph exceeds a total of ***** shall discuss their respective payment responsibilities for the amount, if any, that may be due to ***** (but, for greater certainty, no Party shall be required to make any payment under Section 9.3 unless such Party specifically agrees to do so).

9.4
Each party shall be responsible for the payment of their own, respective, attorneys fees and out of pocket expenses that it may incur in connection with the negotiations as set forth in this Section 9.

10
To the extent commercially practicable, PreMD shall offer to include a designated representative of McNeil (the “McNeil Designate”) in all meetings with ***** and persons from whom ***** licenses any patents or rights to patent applications to the extent that such meetings relate to Collaboration IP ***** in all cases to the extent that McNeil shall wish to participate in such meetings. PreMD shall provide the McNeil Designate with such advance notice of such meetings as PreMD shall have received and PreMD shall use commercially reasonable efforts to schedule such meetings at least 48 hours after notice of such meeting has been provided to the McNeil Designate. McNeil acknowledges that this advance notice shall not always be possible, and that the obligations of PreMD under this section 10 shall be subject to PreMD’s need and desire to proceed with meetings with such persons on a commercially reasonable and timely and efficient basis. If such a meeting occurs and McNeil has not been provided with such advance notice, PreMD will as soon as reasonably practicable after such meeting provide the McNeil Designate with a summary of the material matters discussed and agreed upon at such meeting.

11	Subject to compliance with the terms and conditions of the *****, the parties agree that the Collaboration IP shall be considered as Licensed Know-How for the purposes of the Agreement.

Royalty on ***** Sales
12
The parties acknowledge and agree that for the purposes of provisions of Article IV of the Agreement the Net Sales of the Licensed Product are to include any Net Sales attributed to the sales of *****.

Miscellaneous
13	In all other respects, the terms and conditions of the Agreement shall remain in full force and effect, unamended.
14	The provisions of sections 18.7, 18.9 and 18.10 shall apply, mutatis mutandis, to this amending agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first written above.

MCNEIL PDI INC.
(acting through its McNEIL Consumer Healthcare
division on behalf of McNEIL PDI Inc.)

By: /s/______________________
Name:
Title:
Authorized Signing Officer

PREMD INC.
A Canadian corporation

By: /s/______________________
Name:
Title:
Authorized Signing Officer